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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                August 14, 1996
                Date of Report (Date of earliest event reported)



                           THE ARISTOTLE CORPORATION
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


                  0-14669                          06-1165854
        (Commission File Number)      (IRS Employer Identification No.)



                                78 Olive Street
                          New Haven, Connecticut 06511
                    (Address of principal executive offices)



                                 (203) 777-3484
              (Registrant's telephone number, including area code)


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Item 5.  Other Events
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     The Company issued a press release on August 14, 1996 announcing that it had entered into a settlement agreement with the Federal Deposit Insurance Corporation ("FDIC") under which the Company will retain $2 million of a disputed tax refund of $5.7 million. After provision for costs incurred in reaching the settlement, the Company expects to recognize a gain of approximately $1.65 million ($1.45 per share) in the fiscal year ended June 30, 1996. The Company anticipates closing the settlement shortly.

     As part of the settlement agreement, the FDIC will release the Company, the Company's former officers and directors and the former officers and directors of First Constitution Bank, the Company's former subsidiary, from any claims pertaining to the October 1992 failure of First Constitution Bank.

     The Company also announced that several former directors and officers of First Constitution Bank reached a settlement of a class action lawsuit instituted in 1990. The settlement was approved by a Federal Court Judge on August 2, 1996. The settlement had no material financial impact on the Company.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 21, 1996                 THE ARISTOTLE CORPORATION


                                       By /s/ Paul McDonald
                                          -----------------------
                                          Paul McDonald
                                          Chief Financial Officer

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